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Exhibit 21.1

SUBSIDIARIES OF BALL CORPORATION

December 31, 2002

        The following is a list of subsidiaries of Ball Corporation (an Indiana Corporation)

Name	State or Country of Incorporation or Organization	Percentage Ownership (2)
Ball Capital Corp.	Colorado	100%
Ball Packaging Corp.	Colorado	100%
Ball Asia Services Limited	Delaware	100%
Ball Metal Beverage Container Corp.	Colorado	100%
Latas de Aluminio Ball, Inc.	Delaware	100%
Ball Asia Pacific Holdings Limited (formerly FTB Packaging Limited)	Hong Kong	95%
Ball Asia Pacific Limited (formerly M.C. Packaging (Hong Kong) Limited)	Hong Kong	95%
Beijing FTB Packaging Limited	PRC	95%
FTB Tooling and Engineering Ltd.	Hong Kong	95%
FTB Zhuhai Ends Manufacturing Co. Ltd.	PRC	95%
Fully Tech Industrial Ltd.	Hong Kong	70%
Greater China Trading Ltd.	Cayman Islands	95%
Hainan M.C. Packaging Limited	PRC	95%
Hemei Containers (Tianjin) Co. Ltd.	PRC	66%
Hubei FTB Packaging Limited	PRC	86%
MCP Beverage Packaging Limited	Hong Kong	95%
Ningbo FTB Can Company Limited	PRC	73%
Plasco Limited	Hong Kong	95%
Richmond Systempak Limited	Hong Kong	95%
Shenzhen M.C. Packaging Limited	PRC	95%
Suzhou M.C. Beverage Packaging Co. Ltd.	PRC	95%
Tianjin M.C. Packaging Limited	PRC	95%
Tianjin MCP Cap Manufacture Company Limited	PRC	95%
Tianjin MCP Industries Limited	PRC	95%
Xi'an Kunlun FTB Packaging Limited	PRC	95%
Zhongfu (Taicang) Plastics Products Co. Ltd.	PRC	68%
Zhuhai FTB Packaging Limited	PRC	95%
Ball Pan-European Holdings, Inc.	Delaware	100%
Ball Holdings, Sarl	Luxembourg	100%
Ball European Holdings, Sarl	Luxembourg	100%
Ball (Luxembourg) Finance, Sarl	Luxembourg	100%
Ball (UK) Holdings, Ltd.	England	100%
Ball Europe Ltd.	England	100%
Ball Company Ltd.	England	100%
Continental Can UK Holding Company Ltd.	England	100%
Continental Can Company Ltd.	England	100%
Ball (Germany) Verwaltungs GmbH (f/k/a/ LAGO Vierte GmbH)	Germany	100%
Ball (Germany) GmbH & Co. KG	Germany	100%
Ball (Germany) Acquisition GmbH	Germany	100%
Schmalbach-Lubeca, GmbH	Germany	100%
Schmalbach-Lubeca DC GmbH	Germany	100%
Schmalbach-Lubeca Getrankedosen GmbH	Germany	100%
Schmalbach-Lubeca Unterstutzungskasse GmbH	Germany	100%
Schmalbach-Lubeca South East Europe d.o.o.	Yugoslavia	100%
Continental Can Handelsgesellschaft mbH	Austria	100%
Continental Can Poland Sp.z.o.o.	Poland	100%
Ball (France) Holdings, SAS	France	100%
Ball (France) Investment Holdings, SAS	France	100%
Continental Can France SAS	France	100%
Continental Can La Ciotat SAS	France	100%

Ball Investment Holdings S.a.r.l.	Luxembourg	100%
Ball (The Netherlands) Holdings, BV	Netherlands	100%
Schmalbach-Lubeca Nederland BV	Netherlands	100%
Continental Can Benelux BV	Netherlands	100%
Continental Can Trading Sp.z.o.o.	Poland	100%
Ball Metal Food Container Corp.	Delaware	100%
Ball Metal Packaging Sales Corp.	Colorado	100%
Ball Plastic Container Corp.	Colorado	100%
Ball Aerospace & Technologies Corp.	Delaware	100%
Ball Solutions Group	Australia	100%
Ball Products Solutions PTY LTD
Ball Services Solutions PTY LTD
Ball Systems Solutions PTY LTD
Ball Advanced Imaging and Management
Solutions PTY LTD	Australia	100%
Ball AIMS (Malaysia) SDN BHD	Malaysia	100%
Ball Systems Technology Limited	United Kingdom	100%
Ball Technology Services Corporation	California	100%
Ball North America, Inc.	Canada	100%
Ball Packaging Products Canada Corp.	Canada	100%
GPT Global Packaging Technology AB	Sweden	100%

(1)
In accordance with Regulation S-K, Item 601(b)(21)(ii), the names of certain subsidiaries have been omitted from the foregoing lists. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in Regulation S-X, Rule 1-02(w).
(2)
Represents the Registrant's direct and/or indirect ownership in each of the subsidiaries' voting capital share.

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  Exhibit 21.1
SUBSIDIARIES OF BALL CORPORATION December 31, 2002